As filed with the Securities and Exchange Commission on December 16, 1996

                                             Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                           ______________________

                                 FORM S-8

                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933
                         ______________________

                   CHARTER POWER SYSTEMS, INC.
   (Exact name of registrant as specified in its charter)

               Delaware                      13-3314599
     (State or other jurisdiction of      (I.R.S. employer
     incorporation or organization)     identification number)


                      1400 Union Meeting Road
                   Blue Bell, Pennsylvania 19422
          (Address of principal executive offices) (Zip code)

           CHARTER POWER SYSTEMS, INC. 1996 STOCK OPTION PLAN
                      (Full title of the plan)

                         Mr. Alfred Weber
                   Charter Power Systems, Inc.
                      1400 Union Meeting Road
                  Blue Bell, Pennsylvania 19422
                          (215) 619-2700
             (Name and address, and telephone number,
            including area code, of agent for service)
               _________________________________

               Copies of all communications to:
                 Steven L. Kirshenbaum, Esq.
            Proskauer Rose Goetz & Mendelsohn LLP
                        1585 Broadway
                 New York, New York  10036
                        212-969-3000
            _________________________________




                         CALCULATION OF REGISTRATION FEE

                              Proposed       Proposed
Title of                      Maximum        Maximum
securities     Amount to      Offering       Aggregate           Amount of
to be          be             price per      offering            Registration
registered     registered(1)  share(2)       price               Fee
_______________________________________________________________________________
Common Stock,  500,000 shares      $28.50    $14,250,000         $4,318
par value
$.01 per
share
_______________________________________________________________________________


(1) Represents the maximum number of shares of common stock, par value $.01 per share ("Common Stock"), as to which awards may be granted under the Charter Power Systems, Inc. 1996 Stock Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional indeterminate number of shares as may be required to cover possible adjustments under the Plan.

(2) Computed pursuant to Rule 457(h) promulgated under the Securities Act, based on a price per share of $28.50 (the average of the high and low sale prices of the Common Stock as reported on the NASDAQ National Market on December 12, 1996).

























                                    PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Charter Power Systems, Inc., a
Delaware corporation (the "Corporation" or the "Registrant"), are incorporated herein by reference:

          (1) The Corporation's Annual Report on Form 10-K for the fiscal year ended January 31, 1996, as amended by the Corporation's Annual Report on Form 10-K/A for the fiscal year ended January 31, 1996;

          (2) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996;

          (3) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996;

          (4) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1996;

          (5) The Corporation's Current Report on Form 8-K, dated February 22, 1996, as amended by the Corporation's Current
     Report on Form 8-K/A, dated May 7, 1996;

          (6) The Corporation's Current Report on Form 8-K, dated March 27, 1996, as amended by the Corporation's Current Report on Form 8-K/A, dated May 15, 1996;

          (7) The description of the Corporation's Common Stock contained in the Corporation's Registration Statement filed on Form 8-A (No. 1-9384) under the Securitites Exchange Act of
     1934, as amended (the "Exchange Act").

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



     ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


     ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

     The validity of the shares of Common Stock offered hereby has been passed upon by Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036. Glenn M. Feit, a partner of Proskauer Rose Goetz & Mendelsohn LLP, is a member of the Board of Directors and is Secretary of the Corporation.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding, other than an action by or in the right of the Corporation, to which such director, officer, employee or agent or his legal representative may be a party, provided such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the Corporation, and (b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the Corporation against a director, officer, employee or agent, the Corporation has the power to indemnify such director, officer, employee or agent for reasonable expenses incurred in connection with such suit (a) if such person acted in good faith and in a manner he reasonably believed was not opposed to the best interest of the Corporation and (b) if found liable to the Corporation, only if ordered by a court of law. Section 145 also provides that such section is not exclusive of any other indemnification rights granted by the Corporation to directors, officers, employees or agents. The Corporation's Restated Certificate of Incorporation provides that the Corporation shall, to the fullest extent permitted by law, indemnify all persons who it may indemnify pursuant thereto.

     In addition, the Corporation's Restated Certificate of Incorporation contains a provision eliminating the liability of a director to the Corporation or its stockholders for breach of fiduciary duty as a director, other than liability (i) for breach of the director's duty of loyalty to the Corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to December 29, 1986.

     The Corporation's By-Laws provide that the Corporation shall, to the fullest extent permitted by law, indemnify any person, the heirs, executors or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought by or in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in confection with such action, suit or proceeding. In addition, the Corporation may, in the discretion of the Board of Directors, pay expenses incurred in defending any actin, suit or proceeding in advance of the final disposition of such action, suit or proceeding. The Corporation may also purchase or maintain insurance on behalf of any person described in the foregoing section of the By-laws against any liability asserted against him, whether or not the Corporation would have the power to indemnify him against such liability by law. Furthermore, the By-laws provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any By-law, agreement vote of stockholders or disinterested directors or otherwise.

     The Corporation maintains directors and officers liability insurance policies, insuring, with certain exceptions and conditions, the Corporation's directors and officers in their capacity as such against liability with respect to certain specified proceedings. In addition to covering directors and officers of the Corporation, the policies also insure the Corporation against amounts paid by it to indemnify directors and officers.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


     ITEM 8.  EXHIBITS.

EXHIBIT NUMBER      DESCRIPTION

4.1                 Restated Certificate of Incorporation of the
                    Corporation (incorporated by reference to
                    Exhibit 3.1 to the Corporation's Registration
                    Statement on Form S-1 (No. 33-10889))

4.2 Bylaws of the Corporation (incorporated by reference to Exhibit 3.2 to the Corporation's
                    Annual Report on Form 10-K for the year ended
                    January 31, 1996)

5                   Opinion of Proskauer Rose Goetz & Mendelsohn
                    LLP

10.1 Charter Power Systems, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit
                    10.1 to the Corporation's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996)

23.1                Consent of Independent Accountants

23.2                Consent of Proskauer Rose Goetz & Mendelsohn
                    LLP (included in Exhibit 5)

24                  Powers of Attorney (included on Page II-5)


     ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.








                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, State of Pennsylvania, on December 16, 1996.

                                   CHARTER POWER SYSTEMS, INC.


                                   By:/s/ Alfred Weber
                                        Name:     Alfred Weber
                                        Title:    Chief Executive
                                                  Officer and
                                                  President


                                     POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Alfred Weber and Stephen E. Markert, Jr., or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Charter Power Systems, Inc., and any or all amendments (including post-effective amendments) thereto, relating to the registration, under the Securities Act of 1933, as amended, of shares of Common Stock of the Corporation to be issued pursuant to the Corporation's 1996 Stock Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.






     SIGNATURES          TITLE                         DATE


/s/ Alfred Weber         Director, Chief Executive     December 16,
  Alfred Weber           Officer and President         1996
                         (Principal Executive Officer)

/s/Stephen E. Markert,Jr. Vice President-Finance       December 16,
   Stephen E. Markert,Jr. and Treasurer (Principal     1996
                         Financial Officer and
                         Principal Accounting Officer)

/s/ Glenn M. Feit        Director                      December 16,
    Glenn M. Feit                                      1996


/s/ William Harral, III  Director                      December 16,
    William Harral, III                                1996

/s/ Warren A. Law        Director                      December 16,
    Warren A. Law                                      1996

/s/ Alan G. Lutz         Director                      December 16,
    Alan G. Lutz                                       1996

/s/ John A. H. Slober    Director                      December 16,
    John A. H. Shober                                  1996



























EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION                             LOCATION

4.1       Restated Certificate of Incorporation   incorporated by
                                                  reference to
                                                  Exhibit 3.1 to
                                                  the
                                                  Corporation's
                                                  Registration
                                                  Statement on
                                                  Form S-1
                                                  (Registration
                                                  No. 33-10889)

4.2  Bylaws of the Corporation                    incorporated by
                                                  reference to
                                                  Exhibit 3.2 to
                                                  the
                                                  Corporation's
                                                  Annual Report
                                                  on Form 10-K
                                                  for the year
                                                  ended January
                                                  31, 1996

5    Opinion of Proskauer Rose Goetz
     & Mendelsohn LLP                             filed herewith

10.1 Charter Power Systems, Inc. 1996 Stock
     Option Plan                                  incorporated by
                                                  reference to
                                                  Exhibit 10.1 to
                                                  the
                                                  Corporation's
                                                  Quarterly
                                                  Report on Form
                                                  10-Q for the
                                                  quarter ended
                                                  July 31, 1996

23.1 Consent of Independent Accountants           filed herewith

23.2 Consent of Proskauer Rose Goetz &
     Mendelsohn LLP                               included in
                                                  Exhibit 5

24   Powers of Attorney                           included on
                                                  Page II-5